UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 18, 2009

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road

 Futian, Shenzhen, China, 518034
 (Address of Principal Executive Offices)

(86) 755-83765666

( Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.      Entry into a Material Definitive Agreement

On August 18, 2009, China Security & Surveillance Technology, Inc., a Delaware corporation (the "Company"), and its subsidiaries China Safetech Holdings Limited ("Safetech") and China Security & Surveillance Technology (PRC), Inc. entered into a Notes Purchase Agreement (the "Notes Purchase Agreement") with Citadel Equity Fund Ltd. ("Citadel") under which the parties will restructure the US$60,000,000 1.00% Guaranteed Senior Unsecured Convertible Notes due 2012 (the "CSST I Notes") issued by the Company under the indenture dated as of February 16, 2007, as amended (the "CSST I Indenture") and the US$50,000,000 1.00% Guaranteed Senior Unsecured Convertible Notes due 2012 (the "CSST II Notes", and together with the CSST I Notes, the "Existing Notes") issued by the Company under the indenture dated as of April 24, 2007 (the "CSST II Indenture" and, together with the CSST I Indenture, the "Existing Indentures") into two new tranches of notes, consisting of the Tranche A Zero Coupon Guaranteed Senior Unsecured Convertible Notes (the "Tranche A Notes") and the Tranche B Zero Coupon Guaranteed Senior Unsecured Notes (the "Tranche B Notes", and together with the Tranche A Notes, the "New Notes"). In addition, as an inducement to the restructuring of the Existing Notes, the Company will pay to Citadel additional consideration, consisting of $5,000,000 in cash and 2,902,758 shares of the Company's common stock (the "Stock Consideration Shares"). The Notes Purchase Agreement contains customary representations, warranties and agreements by the Company and the subsidiaries of the Company party thereto and customary conditions to closing and obligations of the parties. The transactions are expected to close, subject to the satisfaction of customary closing conditions, on or about August 31, 2009 (the "Closing Date").

The Tranche A Notes will have a principal amount of $50,000,000, zero coupon interest, and mature in three years from the Closing Date. The Company will repay the principal amount in six consecutive semiannual installments, starting six months from the Closing Date, with 25%, 25% and 50% of the principal amount to be repaid in the first, second and third year, respectively. The conversion price will be $10 per share initially, subject to customary conversion price adjustments, anti-dilution protections and a one-time price reset on the date that is eighteen months following the Closing Date (the "Reset Date") based on the volume weighted average price of the Company's shares during the 45 trading days immediately preceding the Reset Date, provided that the conversion price shall be adjusted to no lower than $6.00 per share.

The Tranche B Notes will have a principal amount of $84,000,000, zero coupon interest, and mature in three years from the Closing Date. The Company will repay the principal amount in six consecutive semiannual installments, starting six months from the closing date, with 46%, 46% and 8% of the principal amount to be repaid in the first, second and third year, respectively. The Tranche B Notes are not convertible. The Company will be entitled to redeem the New Notes at any time with no premium or penalty at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus default interest, if any (the "Redemption Price"). The New Notes will be guaranteed by the Company's significant subsidiaries (as such term is defined under Rule 1-02 of the Regulation S-X) to the extent permitted under the applicable laws. The New Notes will be subject to covenants restricting additional indebtedness, liens, certain payments and transactions with affiliates, in each case, subject to exclusions, and other customary covenants. If a Change of Control, Asset Sales (as defined in the Indenture), or certain other designated events including de-listing occur, holders of the New Notes may require the Company to repurchase all or a portion of their New Notes for cash at the Redemption Price.

Under the Notes Purchase Agreement, the Company is required to file a registration statement under the Securities Act of 1933 (the "Act") covering the resale of the shares issuable under the conversion of the Tranche A Notes with the Securities and Exchange Commission within 15 days after the Closing Date and another registration statement (or through amendment or supplement to an existing registration statement) covering the resale of 1,451,379 shares of the Stock Consideration Shares within 105 days of the Closing Date. In addition, unless the entire remaining 1,451,379 shares of the Stock Consideration Shares are available for resale without any restriction under Rule 144 of the Act at the end of the six-month period following the Closing Date, the Company is required to file another registration statement (or through amendment or supplement to an existing registration statement) covering the resale of such remaining 1,451,379 shares of the Stock Consideration Shares within 15 days following the end of such six-month period.

On the Closing Date, the Company is expected to enter into a new indenture for Tranche A Notes and a new indenture for the Tranche B Notes (together, the "New Indentures") and a Second Amended and Restated Investor Rights Agreement. The New Indentures will contain customary negative covenants similar to those in the Existing Indenture. The Second Amended and Restated Investor Rights Agreement is expected to remove certain covenants in the existing investor rights agreement that impose restrictions on the Company's ability to conduct strategic transactions and financing transactions, including, among other things, the limitation on the total number of shares of common stock outstanding, the right of first refusal, and restrictions on the per share price of securities issued or sold by the Company.

The foregoing description of the Notes Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, copy of which is attached hereto as Exhibits 4.1 and is incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is hereby incorporated in Item 2.03 by reference.

Item 3.02.      Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference in its entirety. None of the New Notes, the Stock Consideration Shares and the common shares issuable upon conversion of the Tranche A Notes have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.      Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

4.1	Notes Purchase Agreement by and among the Company, China Safetech Holdings Limited, China Security & Surveillance Technology (PRC), Inc., and Citadel, dated August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: August 21, 2009

/s/ Terence Yap
Name: Terence Yap
Title:   Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Notes Purchase Agreement by and among the Company, China Safetech Holdings Limited, China Security & Surveillance Technology (PRC), Inc., and Citadel, dated August 18, 2009.